Exhibit 10.1

LEASE AGREEMENT

THIS OFFICE LEASE (the "lease") made as of 1st day of March, 2007, between Harriet Dupree Bradley, ("landlord"), and Southern Bella, Inc., a Delaware corporation ("tenant").

ARTICLE I. Term

(A) Premises

Landlord hereby leases to tenant and tenant hereby leases from landlord that certain space (the "premises") described or shown on exhibit A attached hereto, in the building located at 1006 Delaware Ave., Lexington, Kentucky 40505 (the "property," as further described in Article XXVI), subject to the terms and conditions more particularly hereinafter set forth.

(B) Term

The term ("term") of this lease shall commence on March 1, 2007 ("commencement date") and end on February 28, 2009 ("expiration date"), unless sooner terminated or extended as provided herein. Tenant, at his sole option, may terminate this Lease Agreement after September 1, 2007, upon providing Landlord (60) days written notice of his intention to terminate this Lease Agreement.

Landlord and tenant agree that the rentable area of the premises is 3,000 square feet and that the rentable area of the property is 3,383 square feet. The parties agree that such square footage shall be final for purposes of this lease, whether such areas shall be more or less as a result of variations in measurement or methods of measurement.

(C) Renewal term

Tenant shall have the right to extend the term of this lease for one consecutive two-year period, beginning March 1, 2009 and ending February 28, 2011 on the following conditions:

(1) Tenant shall notify landlord in writing of its election to extend on or before 180 days prior to the expiration of the term, as extended if applicable, of this lease;

(2) Tenant shall not, at the time of giving notice or at the commencement of the respective extended term, be in default hereunder beyond the expiration of the applicable cure period; and

(3) Each extended period shall be upon the same terms, covenants, and conditions of this lease (including tax and expense stops) except the monthly base rent shall be increased as provided in article II.

As used herein, the word "term" shall include the extended period.

ARTICLE II. Base Rent

(A) From the rent commencement date until February 28, 2009, tenant shall pay landlord monthly base rent of THIRTEEN HUNDRED DOLLARS ($1,300.00 US).

(B) If tenant properly exercises its renewal option, from March 1, 2009 until February 28, 2011, tenant shall pay landlord monthly base rent of $1,400.

(C) All monthly base rent shall be paid in advance, on or before the first day of each calendar month during the term. Any rent paid more than 10 days after due shall accrue interest from the due date at the default rate (as defined in article XXVI) until payment is received by landlord.

ARTICLE III. Additional Rent

(A) Taxes

Landlord shall pay all taxes. The term "taxes" shall have the meanings specified in article XXVI.

(B) Operating expenses

Landlord shall pay all operating expenses. The term "operating expenses" shall have the meaning specified in article XXVI.

Tenant shall pay all utilities for the property, including, but not limited to, electricity, power, gas, steam, oil, or other fuel, water, sewer, lighting, heating, air conditioning, and ventilating.

ARTICLE IV. Commencement of Rent and Possession

(A) Rent commencement

Rent shall commence on March 1, 2007 If tenant shall commence occupying only a portion of the premises prior to such time, rent shall be prorated based on the number of rentable square feet occupied by tenant. The date on which rent commences is sometimes herein referred to as the "rent commencement date."

(B) Access to premises

Tenant shall have unrestricted 24-hour access to the premises. In the case of a casualty, repair, maintenance, or emergency situation, tenant's access may be restricted but not so as to unduly interfere with tenant's use and occupancy of the premises.

ARTICLE V. Condition of Premises

Tenant has inspected the premises and accepts the same "as is" without any agreements, representations, understandings, or obligations on the part of landlord to perform any alterations, repairs, or improvements except as otherwise provided in this lease, or any warranty of habitability or representation in landlord that the premises are fit for tenant's intended use.

ARTICLE VI. Use and Rules

Tenant shall use and occupy the premises for offices and for no other purpose whatsoever, in compliance with all applicable laws, and without unreasonably disturbing or interfering with any other tenant or occupant of the property. Tenant shall comply with all of the rules which are set forth in Rider One attached to this lease, as the same may be amended or supplemented hereunder (the "rules"). Landlord shall have the right to reasonably amend such rules and supplement the same with other reasonable rules (neither inconsistent with this lease nor imposing any additional obligations on tenant to make payments to landlord) relating to the property, or the promotion of safety, care, cleanliness, or good order therein, and all such amendments or new rules after notice thereof to tenant shall be binding upon tenant. All such rules shall be applied on a nondiscriminatory basis to all other tenants in the property, but nothing herein shall be construed to give tenant or any other person (as defined in article XXVI) any claim, demand, or cause of action against landlord arising out of the violation of such rules by any other tenant, lessee, occupant, visitor, or user of the property, or out of the enforcement or waiver of the rules by landlord in any particular instance.

The business known as Entrée Vous, shall have the right to occupy a portion of the subject matter premises during any term, or renewal term, hereof, as the case may be at no charge to Entrée Vous as long as Entrée Vous does not interfere with any of the operations of the Tenant.

ARTICLE VII. Services and Utilities

Landlord shall provide the following services and utilities on all days during the term, unless otherwise stated herein:

(A) Payment for electricity

Notwithstanding anything to the contrary contained herein, tenant shall pay landlord for all electricity consumed on the premises during the term at a rate based on landlord's direct cost. Tenant shall not be responsible for any electricity consumed by Entrée Vous.

(B) Metering and supplemental systems

Landlord shall be entitled to install and operate meters or any other system for monitoring any services or utilities used by tenant.

(C) Common areas

Landlord shall keep the plazas, sidewalks, curbs, driveways, entrances, and public areas of the property clean and in good condition, free of accumulation of dirt and rubbish and, as necessary, remove snow and ice therefrom. Tenant shall pay Landlord for any reasonable cost incurred by Landlord for such services.

ARTICLE VIII. Alterations and Liens

(A) Alterations

Tenant shall not, without the prior written consent of landlord, make any additions, changes, alterations, or improvements ("alterations") to the premises. Landlord may impose reasonable requirements as a condition of such consent including, without limitation, the submission of drawings, plans, and specifications for landlord's prior written approval, affidavits listing all contractors, subcontractors, and suppliers, affidavits from engineers acceptable to landlord stating that the alterations will not adversely affect the systems and equipment or the structure of the property, and requirements as to the manner and times in which such alterations shall be done. Tenant shall give written notice to landlord of any intent to make alterations, together with copies of the plans and specifications, if any, for such alterations. Tenant agrees that alterations shall be performed in a good and workmanlike manner, as coordinated and approved by landlord, and all materials used shall be of a quality comparable to or better than those in the premises and property and, where required, shall be in accordance with plans and specifications approved by landlord.

(B) No liens

Tenant shall keep the property and premises free from any mechanic's, materialman's, or similar liens or other such encumbrances in connection with any alterations on or respecting the premises and shall indemnify and hold landlord harmless from and against any claims, liabilities, judgments, or costs (including attorney fees) arising out of the same or in connection therewith. Tenant shall give landlord notice at least 20 days prior to the commencement of any alterations on the premises (or such additional time as may be necessary under applicable laws) to afford landlord the opportunity of posting and recording appropriate notices of nonresponsibility. Tenant shall remove any such lien or encumbrance within 15 days after written notice by landlord, and if tenant shall fail to do so, landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for making any investigation as to the validity thereof, and the amount so paid shall be deemed additional rent reserved under this lease due and payable upon demand, without limitation as to other remedies available to landlord under this lease. Any claim to a lien or encumbrance upon the property or premises arising in connection with any alterations on or respecting the premises not performed by or at the request of landlord, shall be null and void, or at landlord's option shall attach only against tenant's interest in the premises and shall in all respects be subordinate to landlord's title to the property and premises.

ARTICLE IX. Repairs and Maintenance

(A) Landlord's obligations

Landlord shall keep and maintain the fire extinguishers, plumbing and other fixtures which are not part of the systems and equipment, alterations and improvements whether installed by landlord or tenant in good order and sanitary condition. Tenant shall commit no waste on the premises or the property.

Landlord shall keep the exterior of the premises roof, structural components, systems and equipment, and common areas of the property in good and sanitary condition and good working order and repair, and perform all maintenance thereto. In addition, landlord shall make all repairs required inside the premises to the exclusion of (1) repairs made necessary as a result of misuse or neglect by tenant; or (2) damage resulting from ordinary wear and tear.

In the event landlord fails to make the repairs inside the premises which it is obligated to make within a reasonable time after tenant shall have notified landlord in writing of such default, tenant may make or cause the repairs to be made. Landlord agrees to pay the cost thereof promptly upon receipt of a statement for such expenses.

ARTICLE X. Casualty Damage

(A) Restoration of damage

If the premises or any part thereof shall be damaged by fire or other casualty, tenant shall give prompt notice to landlord. In such event and within 120 days from the date of such casualty, landlord shall (at landlord's expense, and not as a part of operating expenses) commence to restore the premises and thereafter diligently complete such restoration. Such repair shall substantially restore the condition of the premises prior to the casualty, except for modifications required by zoning and building codes and other laws, and except that landlord shall not be required to repair or replace any of tenant's furniture, furnishings, fixtures, or equipment. Landlord shall not be liable for any inconvenience or annoyance to tenant or its visitors, or injury to tenant's business resulting in any way from such damage or the repair thereof, except that landlord shall allow tenant a proportionate abatement of rent during the time and to the extent the premises are unfit for occupancy, and not occupied by tenant as a result of such damages.

(B) Termination of lease for substantial damage

Notwithstanding the foregoing to the contrary, if the property shall be damaged by fire or other casualty, landlord shall notify tenant within 90 days after the fire or other casualty, and within 15 days after such notice, landlord or tenant may at either's option, terminate, without liability to the other party, this lease by giving notice to the other of such termination in the event that any of the following conditions occur:

(1) In landlord's reasonable opinion, repairs cannot be completed within 120 days after being commenced without the payment of overtime or other premiums;

(2) In landlord's reasonable opinion, more than 30% of the rentable area of the property is damaged to any material extent (which shall include damage by smoke or water) whether or not the premises shall have been damaged by such fire or other casualty;

(3) Any holder (as defined in article XXVI) shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt (or shall terminate the ground lease, as the case may be); or

(4) The damage is not covered by landlord's insurance policies (provided landlord has maintained the insurance coverage required hereunder).In the event said notice to terminate is not given, landlord agrees to complete the required repairs and the restoration, replacement, and rebuilding of the property, subject to unavoidable delay, within two years from the date of such casualty. Upon failure of landlord to complete such work on or before such completion date as the same may be thus extended, tenant may, at its option, cancel this lease by written notice to landlord.

ARTICLE XI. Insurance, Subrogation, and Waiver of Claims

(A) Landlord's insurance

Landlord shall, as part of operating expenses, maintain during the term full comprehensive public liability insurance. Landlord shall also, as part of operating expenses, maintain during the term primary, noncontributory insurance on the property against fire and extended coverage or "all-risk" insurance, in an amount equal to 100% of the full insurable value of the property (exclusive of the costs of excavation, foundations, and footings), and such other coverage as landlord shall deem appropriate or that may be required by any holder (as defined in article XXVI).

(B) Bearing of risk of loss

By this article, landlord and tenant intend that the risk of loss described above shall be borne by responsible insurance carriers to the extent above provided, and landlord and tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a loss to the extent that such coverage is agreed to be provided hereunder. For this purpose, any applicable deductible amount shall be treated as though it were recoverable under such policies. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers. The parties further agree that their respective insurance policies are now, or shall be, endorsed such that said waiver of subrogation shall in no way affect the validity of such policies or the right of the insured to recover thereunder.

ARTICLE XII. Condemnation

(A) Condemnation proceeds to landlord

If the whole or any part of the premises or property shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, landlord (and if more than 10% of the rentable area of the premises is taken, or if access to the premises is substantially impaired, tenant) shall have the option to terminate this lease on 30 days' notice, provided such notice is given no later than 60 days after the date of such taking, condemnation, reconfiguration, vacation, deed, or other instrument. Landlord shall be entitled to receive the entire award or payment in connection therewith ("condemnation proceeds") without any payment to tenant (except as set forth in paragraph (B) below) and tenant hereby irrevocably assigns to landlord its interest in such award or payment, except that tenant shall have the right to file any separate claim available to tenant for any taking of tenant's personal property and fixtures belonging to tenant and removable by tenant upon expiration of the term, and for moving expenses (so long as such claim does not diminish the award available to landlord or any holder, and such claim is payable separately to tenant). All rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the premises shall be taken and this lease shall not be so terminated, the rent shall be proportionately abated.

(B) Payment to tenant

Notwithstanding the foregoing, if this lease shall terminate pursuant to paragraph (A) above or paragraph (C) below, landlord agrees to pay tenant an amount calculated as follows:

(1) Landlord shall pay tenant that portion of the condemnation proceeds attributable to the "value of tenant's leasehold improvements"; and

(2) Landlord shall be entitled to receive and retain as its own property the entire condemnation proceeds. To determine the value of tenant's leasehold improvements, landlord and tenant shall each select a real estate appraiser who is a duly qualified member of the American Institute of Real Estate Appraisers (or of comparable qualification) and such appraisers shall determine the fair market value of the property (including the premises) so condemned or taken, which appraisal is referred to herein as "land and improvements appraisal." Such appraiser shall then determine the fair market value of the improvements (other than trade fixtures and personal property which tenant may remove from the premises) tenant has made to the premises, which appraisal is referred to herein as "tenant's improvements appraisal." If the two appraisers so appointed cannot agree, they shall select a third appraiser similarly qualified, and the decision of the majority shall constitute the decision of the appraisers.

In the event the condemnation proceeds shall equal the amount of the land and improvements appraisal, the value of tenant's leasehold improvements shall be equal to the amount of tenant's improvements appraisal. In the event the condemnation proceeds shall be less or more than the amount of the land and improvements appraisal, the value of tenant's leasehold improvements shall be determined by multiplying the condemnation proceeds by a fraction, the denominator of which shall be the land and improvements appraisal and the numerator of which shall be the tenant's improvements appraisal and the resulting amount shall constitute the value of tenant's leasehold improvements.

(C) Partial condemnation

If the space so taken or condemned, in the event that less than the whole or substantially the whole of the property or the premises be condemned or taken, is such that in the reasonable exercise of tenant's business judgment the area of the premises remaining after the condemnation is insufficient for tenant to conduct its business in an efficient businesslike manner, tenant may, at its option, terminate the lease and the term and estate hereby granted as of the date of the taking of possession for such use or purpose by notifying landlord in writing of such termination.

(D) Rent abatement

Upon any such condemnation or taking referred to in paragraph (C) above, if the lease continues in force as to any part of the premises, the base rent and tenant's pro rata share shall be diminished by an amount proportionate to the part of the premises which may be so condemned or taken. Landlord shall, at its expense, proceed with reasonable diligence to repair, alter, and restore the remaining part of the building and the premises to substantially their former condition to the extent that the same may be feasible.

ARTICLE XIII. Return of Possession

(A) Surrender of possession

At the termination of this lease by lapse of time or otherwise or upon termination of tenant's right of possession, whichever shall first occur, tenant shall surrender possession of the premises and all keys therefor to landlord, and advise landlord as to the combination of any locks or vaults then remaining in the premises. In such event, tenant shall return the premises and all additions, changes, alterations, improvements, and fixtures in as good an order and condition as when received except for ordinary wear and tear, landlord's repair obligation, and casualty. All obligations of either party arising during or attributable to the period ending on or before expiration or earlier termination of this lease, and all terms and conditions expressly pertaining to obligations of either party upon or following such expiration or earlier termination, including, without limitation, the provisions of this article XIII, shall survive such expiration or earlier termination.

(B) Removal of trade fixtures

Tenant shall remove tenant's trade fixtures and personal property, including, without limitation, furniture, machinery, equipment, and safes, prior to the end of the term or within 10 days following termination of tenant's right of possession of the premises, whichever shall first occur. All additions, changes, alterations, improvements, and fixtures (except such trade fixtures and personal property belonging to tenant) in or upon the premises, whether installed by tenant or landlord, shall be landlord's property and shall remain upon the premises, all without compensation, allowance, or credit to tenant.

(C) Landlord may perform tenant's duty to remove

If tenant shall fail to perform any repairs or restoration, or fail to remove any items from the premises as required hereunder, landlord may do so, and tenant shall pay landlord the cost thereof upon demand. All property removed from the premises by landlord pursuant to any provisions of this lease or any law may be handled or stored by the landlord at the cost and expense of the tenant; landlord shall, in no event, be responsible for the value, preservation, or safekeeping thereof. Tenant shall pay landlord for all expenses incurred by landlord in such handling and storage, including landlord's reasonable storage charges for so long as the same shall be in landlord's possession or under landlord's control. All property not removed from the premises or retaken from storage by tenant within 30 days after the end of the term, or termination of tenant's right to possession, whichever shall first occur, shall, at landlord's option, be conclusively deemed to have been conveyed by tenant to landlord as by bill of sale without further payment or credit by landlord to tenant. To the extent permitted by applicable law, landlord shall have a lien against such property for the costs incurred in removing and storing the same.

ARTICLE XIV. Holding Over

Should tenant retain possession of the premises or any part thereof after the termination of this lease, whether by lapse of time or otherwise, tenant shall be deemed to be a tenant from month to month only and subject to all other terms and conditions of this lease, except that monthly base rent and additional rent shall be increased to 150% of that payable in the month in which this lease terminates. If such holding over shall not have been with landlord's express written consent, tenant shall also pay all damages sustained by landlord on account thereof. The foregoing provisions shall not serve to extend the term (although tenant shall remain bound to comply with all provisions of this lease until tenant vacates the premises, and shall be subject to the provisions of article XIII), and landlord may freely pursue any right of re-entry without further notice.

ARTICLE XV. Waiver

No provision of this lease will be deemed waived by either party unless expressly waived in a writing signed by the waiving party. No waiver shall be implied by delay or any other act or omission of either party. No waiver by either party of any provision of this lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision; landlord's consent or approval respecting any action by tenant shall not constitute a waiver of the requirement for obtaining landlord's consent or approval respecting any subsequent such action. Subsequent acceptance of rent or any other amounts by landlord or its employees or agents shall not reinstate or extend the term or tenant's right to possession after termination of either of the same and shall not constitute a waiver of any breach by tenant of any term or condition of this lease, regardless of landlord's knowledge of such breach at the time such rent is accepted. The acceptance of rent, or of the performance of any other term or condition by any person other than tenant, including any transferee, shall not constitute a waiver of landlord's right to approve any transfer.

ARTICLE XVII. Attorney Fees

In the event of any litigation between the parties, the prevailing party shall be entitled to recover from the other party all reasonable attorney fees, costs, and expenses of the prevailing party incurred in connection with such litigation, except as may be limited by applicable law.

ARTICLE XVII. Personal Property Taxes

Tenant shall pay prior to delinquency all taxes, charges, or other governmental impositions assessed against or levied upon tenant's fixtures, furnishings, equipment, and other personal property located in the premises.

ARTICLE XVIII. Safety and Security Devices, Services, and Programs

Safety and security devices, services, and programs provided by landlord, if any, while intended to deter crime and ensure safety, may not, in given instances, prevent theft or other criminal acts, or ensure safety of person or property in the event of casualty. Tenant hereby assumes the risk of such acts or occurrences and shall maintain adequate insurance coverage therefor.

ARTICLE XIX. Reasonable Approvals

Whenever landlord's and/or tenant’s approval or consent is expressly required under this lease, such shall not be withheld unreasonably.

ARTICLE XX. Subordination, Attornment, and Mortgagee Protection

(A) Subordination and nondisturbance

Tenant agrees that this lease is and shall be subject and subordinate to all mortgages (as defined in article XXVI) now or hereafter placed upon the property, provided, however, that such subordination shall be subject to the express condition that the holder of any mortgage shall have furnished to tenant a nondisturbance agreement in recordable form reasonably satisfactory to tenant. In the event, however, that any holder (as defined in article XXVI) shall elect to make this lease prior to the lien of its mortgage, and shall give written notice thereof to tenant, this lease shall be deemed prior to such mortgage. Tenant shall execute such documentation as landlord may reasonably request from time to time, in order to confirm the matters set forth in this article XX, in recordable form.

(B) Attornment

If any foreclosure proceedings are initiated by any holder (or if any ground lease is terminated), tenant agrees, upon written request of any such holder or any purchaser at foreclosure sale, as the case may be, to attorn and pay rent to such party and to execute and deliver any instruments necessary or appropriate to evidence or effectuate such attornment.

(C) Mortgagee protection

Tenant agrees to give any holder, by registered or certified mail, a copy of any notice of default served by tenant upon the landlord, provided that prior to such notice tenant has been notified in writing (by way of service on tenant of a copy of an assignment of leases, or otherwise) of the address of such holder. Tenant further agrees that if landlord shall have failed to cure such default within the times permitted landlord for cure under this lease, any such holder whose address has been provided to tenant shall have an additional period of 20 days in which to cure. Until the time allowed as aforesaid for such holder to cure such default has expired without cure, tenant shall have no right to terminate this lease by virtue of landlord's default.

ARTICLE XXI. Estoppel Certificate

Tenant shall, from time to time, within 20 days after reasonable written request from landlord, execute, acknowledge, and deliver to landlord a statement in writing which attests as follows:

(A) That this lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this lease as so modified is in full force and effect (or if this lease is claimed not to be in force and effect, specifying the ground therefor) and any dates to which the rent has been paid in advance;

(B) That there are not, to tenant's knowledge, any uncured defaults on the part of landlord hereunder, or specifying such defaults if any are claimed; and

(C) Such other matters as landlord may reasonably request, or as may be reasonably requested by landlord's current or prospective holders, insurance carriers, auditors, and prospective purchasers.

Any such statement may be relied upon by any such parties. If tenant shall fail to execute and return such statement within the time required herein, tenant shall be deemed to have agreed with the matters set forth therein, and landlord, acting in good faith, shall be authorized, as tenant's attorney in fact, to execute such statement on behalf of tenant.

ARTICLE XXII. Assignment and Subletting

(A) Transfers require consent

Tenant shall not, without the prior written consent of landlord, take the following actions:

(1) Assign, mortgage, pledge, hypothecate, encumber, or otherwise transfer this lease or any interest hereunder;

(2) Permit any assignment or other such foregoing transfer of this lease or any interest hereunder by operation of law;

(3) Sublet the premises or any part thereof; or

(4) Permit the use of the premises by any persons (as defined in article XXVI) other than tenant and its partners and employees (all of the foregoing are hereinafter sometimes referred to collectively as "transfers" and any person to whom any transfer is made or sought to be made is hereinafter sometimes referred to as a "transferee").

If tenant shall desire landlord's consent to any transfer, tenant shall notify landlord in writing, which notice shall include the following information:

(1) The proposed effective date (which shall not be less than 30 days nor more than 180 days after tenant's notice);

(2) The portion of the premises to be transferred (herein called the "subject space");

(3) All of the terms of the proposed transfer and the consideration therefor, the name and address of the proposed transferee, and a copy of all documentation pertaining to the proposed transfer; and

(4) Any other information to enable landlord to determine the financial responsibility, character, and reputation of the proposed transferee, nature of such transferee's business, proposed use of the subject space, and such other information as landlord may reasonably require. Any transfer made without landlord's prior written consent shall, at landlord's option, be null, void, and of no effect.

(B) Reasonable approval

The parties hereby agree that Tenant’s request to sublet or assign the premises is subject to Landlord’s consent, which shall not be unreasonably denied. However, any such consent to sublet or assign the premises shall not be construed to release Tenant from any liability for any of its obligations and covenants contained herein during the first seven months of the initial term.

(C) Transfer premium

In the event landlord consents to any transfer, tenant shall pay landlord 50% of any transfer premium derived by tenant from such transfer. "Transfer premium" shall mean all rent, additional rent, or other consideration payable by such transferee in excess of the rent payable by tenant under this lease (on a monthly basis during the term, and on a per rentable square foot basis, if less than all of the premises is transferred), after deducting from such amounts payable by the transferee the reasonable expenses incurred by tenant for any changes, alterations, and improvements to the premises and any brokerage commissions in connection with the transfer. If a part of the consideration for such transfer shall be payable other than in cash, tenant, at its option, shall either deliver to landlord its share of such noncash consideration in such form as is reasonably satisfactory to landlord or make payment in cash. The percentage of the transfer premium due landlord hereunder shall be paid as tenant receives payments from such transferee in any calendar month in excess of the rent under this lease for such month, within 10 days after tenant receives such payments.

(D) Recapture

Tenant agrees to give landlord notice of any intentions it may have to transfer as soon as tenant becomes aware of such intention. Notwithstanding anything to the contrary contained in this article XXII, landlord shall have the option, by giving written notice to tenant within 90 days after receipt of tenant's notice of any intention to transfer, to recapture the subject space in the event such intention is: (1) to sublease and tenant also gives notice to landlord that tenant does not intend to reoccupy the subject space after termination of the sublease, or (2) to make an assignment Such recapture notice shall cancel and terminate this lease with respect to the subject space as of the date tenant surrenders the subject space in accordance with the terms of this lease, but in no event more than 12 months from the date of the recapture notice. If this lease shall be cancelled with respect to less than the entire premises, the rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by tenant in proportion to the number of rentable square feet contained in the premises, this lease as so amended shall continue thereafter in full force and effect, and, upon request of either party, the parties shall execute written confirmation of the same. Anything in the foregoing to the contrary notwithstanding, the provisions of this paragraph shall not apply to transfers under paragraph (B) above.

(E) Terms of consent

If landlord shall grant consent to a transfer, the following conditions apply:

(1) The terms and conditions of this lease, including, among other things, tenant's liability for the subject space, shall in no way be deemed to have been waived or modified;

(2) Such consent shall not be deemed consent to any further transfer by either tenant or transferee;

(3) No transferee shall succeed to any rights provided in this lease or any amendment hereto to extend the term of this lease, or to sublease or assign this lease, any such rights being deemed personal to tenant, provided, however, nothing in the foregoing shall prevent tenant from exercising tenant's option to extend the term, including, without limitation, after a sublease by tenant, or to further sublease or assign;

(4) Tenant shall deliver to landlord promptly after execution an original executed copy of all documentation pertaining to the transfer; and

(5) Tenant shall furnish, upon landlord's request, a complete statement, certified by tenant, setting forth in detail the computation of any transfer premium tenant has derived and shall derive from such transfer.

Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records, and papers of tenant relating to any transfer, and shall have the right to make copies thereof. If the transfer premium respecting any transfer shall be found to be understated, tenant shall, within 10 days after demand, pay any additional share of the transfer premium owing to landlord, and if understated by more than 5%, tenant shall also pay landlord's cost of such audit and an additional 10% of the total transfer premium. Any sublease hereunder shall be subordinate and subject to the provisions of this lease; if this lease shall be terminated during the term of any sublease, landlord shall have the right to either treat such sublease as cancelled and repossess the subject space by any lawful means or require that such subtenant attorn to and recognize landlord as its landlord under any such sublease.

ARTICLE XXIII. Rights Reserved by Landlord

(A) In general

Landlord reserves full control over the property to the extent not inconsistent with tenant's quiet enjoyment, use, and access to the premises as expressly provided in this lease. Possession of areas necessary for utilities, services, safety, and operation of the property, including the systems and equipment (as defined in article XXVI), fire stairways, perimeter walls, space between the finished ceiling of the premises and the slab of the floor or roof of the property thereabove, and the use thereof, together with the right to install, maintain, operate, repair, and replace the systems and equipment, including any of the same in, through, under, or above the premises in locations that will not materially interfere with tenant's use of the premises, are hereby excepted and reserved to landlord, and not demised to tenant. More particularly, but without limitation, landlord shall have the rights enumerated in paragraphs (B) through (F), unless such rights are expressly inconsistent with any other provision of this lease, exercisable with reasonable notice and without liability to tenant for damage or injury to property, person, or business and without effecting an eviction, constructive or actual, or disturbance of tenant's use or possession or giving rise to any claim for set-off or abatement of rent.

(B) Changes in property

Landlord reserves the following rights:

(1) To change the name or street address of the property;

(2) To install and maintain signs on the exterior and interior of the property;

(3) To prescribe the location and style of the suite number and identification sign or lettering for the premises occupied by the tenant (which shall be prepared and installed by landlord at tenant's expense);

(4) To retain at all times, and use in appropriate instances, keys to all doors within and into the premises;

(5) To grant to any person the right to conduct any business or render any service at the property, whether or not it is the same or similar to the use permitted tenant by this lease;

(6) To have access for landlord and other tenants of the property to any mail deposits located on the premises according to the rules of the United States Postal Service;

(7) To grant easements and licenses to others; and

(8) To maintain or create ownership interests in the property separate from fee title to the land underlying the same.

These rights apply provided that all of the actions permitted of landlord under this paragraph (B) shall be exercised in a reasonable, nondiscriminatory fashion and in a manner that will not unduly interfere with tenant's use or enjoyment of the premises.

(C) Entry of premises

Landlord reserves the following rights:

(1) To enter the premises at reasonable hours for reasonable purposes, including inspection and supplying janitor service or other services to be provided tenant hereunder;

(2) To show the premises to current and prospective mortgage lenders, ground lessors, insurers, and prospective purchasers and brokers at reasonable hours during the term;

(3) To show the premises to prospective tenants at reasonable hours during the last 6 months of the term; and

(4) To show, decorate, remodel, repair, alter, or otherwise prepare the premises, if tenant shall vacate the same, during the last three months of the term.

(D) Alterations and additions

Landlord reserves the following rights:

(1) To decorate and to make alterations, additions, and new improvements, structural or otherwise, in or to the property or any part thereof, and any adjacent building, structure, parking facility, land, street, or alley; and

(E) Supplementary rights

In connection with the matters described in paragraph (E), or with any other repairs, maintenance, or replacement work in or about the property, or to the systems and equipment, landlord may erect scaffolding and other structures reasonably required; during such operations, landlord may enter upon the premises and take into and upon or through any part of the property, including the premises, all materials required to make such repairs, maintenance, replacements, alterations, improvements, changes, or additions, and may close public entry ways, other public areas, stairways, or corridors, and temporarily interrupt any services or utilities, all without the same constituting an eviction of tenant, in whole or in part, and without abatement of rent by reason of loss or interruption to the business of tenant or otherwise, and without in any manner rendering landlord liable for damages or relieving tenant from performance of tenant's obligation under this lease subject to the following provisions:

(1) Reasonable access to the premises shall be maintained;

(2) The business of tenant shall not be interfered with unreasonably; and

(3) Landlord shall provide reasonable advance written or oral notice before entering the premises (except in emergencies).

ARTICLE XXIV. Landlord's Remedies

(A) Default

The occurrence of any one or more of the following events shall constitute a "default" by tenant, which, if not cured within any applicable time permitted for cure below, shall give rise to landlord's remedies set forth in paragraph (B):

(1) Failure by tenant to make, when due, any payment of rent, unless such failure is cured within 10 days after written notice thereof by landlord to tenant;

(2) Failure by tenant to observe or perform any of the terms or conditions of this lease to be observed or performed by tenant other than the payment of rent, or as provided below, unless such failure is cured within 30 days after written notice thereof by landlord to tenant sufficiently describing such failure to enable tenant to determine an appropriate cure;

(3) Abandonment of the premises, or vacation of all or a substantial portion of the premises, for more than 10 consecutive days, without landlord's written consent;

(4) Any of the following conditions:

(a) Making by tenant of any general assignment for the benefit of creditors;

(b) Filing by or against tenant of a petition to have tenant adjudged bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against tenant, the same is dismissed within 60 days);

(c) Attachment, execution, or other judicial seizure of substantially all of tenant's assets located on the premises or of tenant's interest in this lease;

(d) Tenant's convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts;

(e) Tenant's insolvency or admission of an inability to pay its debts as they mature;

(f) The filing of any lien against the premises as a result of any work performed at Tenant’s request

The notice and cure periods provided herein are in lieu of, and not in addition to, any notice and cure period provided by law.

(B) Remedies

If a default occurs and is not cured within any applicable time permitted under paragraph (A), landlord shall have all of the rights and remedies allowed by law, including the right, without notice, to re-enter the premises and dispossess tenant and the legal representative of tenant or other occupant of the premises by summary proceedings or otherwise and remove their effects and hold the premises as if this lease had not been made; tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If tenant shall make default hereunder prior to the date fixed as the commencement of any extension of the term of this lease, and shall fail to cure such default within the time provided therefor and landlord shall thereby become entitled to and shall terminate this lease or re-enter and dispossess tenant, then landlord may cancel and terminate such extension by written notice. Tenant further agrees that in case of any termination, tenant will indemnify landlord against all loss of rents and other damage which landlord may incur by reason of such termination, including, but not limited to, costs of restoring and repairing the premises and putting the same into rentable condition, costs of renting the premises to another tenant, loss or diminution of rents and other damage which landlord may incur by reason of such termination, and, to the extent permitted under the then applicable law, all reasonable attorney fees and expenses incurred in enforcing any of the terms of this lease or any other rights or remedies of landlord. Neither acceptance of rent by landlord, with or without knowledge of breach, nor failure of landlord to take action on account of any breach hereof or to enforce its rights hereunder shall be deemed a waiver of any breach. Absent written notice or consent, said breach shall be a continuing one. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. Tenant hereby expressly waives any and all rights to recover or regain possession of the premises or to reinstate or to redeem this lease as permitted or provided by or under any statute, law, or decision now or hereafter in force and effect.

(C) Other matters

No re-entry or repossession, repairs, changes, alterations and additions, reletting, acceptance of keys from tenant, or any other action or omission by landlord shall be construed as an election by landlord to terminate this lease or accept a surrender of the premises, nor shall the same operate to release the tenant, in whole or in part, from any of the tenant's obligations hereunder, unless express written notice of such intention is sent by landlord or its agent to tenant. Notices sent pursuant to this article XXIV shall be in lieu of any notices required by law. The times set forth herein for the curing of defaults by tenant and landlord are of the essence of this lease. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this lease.

ARTICLE XXV. Right To Cure

(A) Default by landlord

If landlord shall fail to perform any term or condition under this lease required to be performed by landlord, landlord shall not be deemed to be in default hereunder nor subject to any claims for damages of any kind, unless such failure shall have continued for a period of 30 days after written notice thereof by tenant to landlord sufficiently describing such failure to enable landlord to determine an appropriate cure.

(B) Extended period to cure default

The aforementioned periods of time permitted for landlord to cure and the periods of time permitted for tenant to cure hereunder shall be extended if the default cannot be cured within the time period allowed herein, so long as such party is diligently and continuously attempting to cure. The cure periods shall also be extended for any period of time during which the defaulting party is delayed in, or prevented from, curing due to fire or other casualty, or acts of God, strikes, lockouts, or other labor troubles, shortages of labor or other personnel, shortages of equipment or materials, power shortages or outages, enactment, adoption, or promulgation of new laws, or the application or enforcement of laws, conflicts or other difficulties in scheduling work or other matters, acts, or omissions by the defaulting party or other persons, and other causes beyond the defaulting party's reasonable control, provided that the defaulting party commences to cure such failure to completion. Notwithstanding the foregoing, there shall be no extended period in which to cure a monetary default.

(C) When deemed to have commenced to cure

Landlord and tenant shall be deemed to have commenced to cure any such failure if landlord or tenant shall, in good faith, have taken such actions as would be taken by a reasonably prudent person under similar circumstances in its ordinary course of business, such as arranging for inspections, investigations, or consultations and arranging for service, repair, or other contracts to be entered, whether or not any physical work has been commenced at the property. Landlord and tenant shall be deemed to have reasonably sought to cure any such failure to completion if such party shall, in good faith, have taken such actions as would be taken by a reasonably prudent person under similar circumstances in its ordinary course of business in order to complete such cure. Under no circumstances shall such party have any obligation to engage in litigation, offer or accept bribes, kickbacks, or other such fees, gifts, or gratuities, or require or pay for overtime labor or premiums for the performance of services or contractual agreements, in order to cure hereunder.

(D) Failure to cure

If landlord or tenant shall fail to cure within the times permitted for cure herein, landlord and tenant, respectively, shall be subject to such claims for damages and remedies as may be available (subject to the other provisions of this lease), provided, however, that tenant shall have no right of self-help to perform repairs (except as otherwise allowed herein) or any other obligation of landlord, and shall have no right to withhold, set-off, or abate rent.

ARTICLE XXVI. Captions, Severability, and Definitions

(A) Captions

The captions of the articles and paragraphs of this lease are for convenience and easy reference only and shall not be considered or referred to in resolving questions of construction.

(B) Severability

If any provision of this lease shall be found invalid, void, illegal, or unenforceable with respect to any particular person by a court of competent jurisdiction, it shall in no way affect, impair, or invalidate any other provisions hereof, or its enforceability with respect to any other person, the parties hereto agreeing that they would have entered into the remaining portion of this lease notwithstanding the omission of the portion or portions adjudged invalid, void, illegal, or unenforceable with respect to such person.

(C) Definitions

The following terms when used herein shall have the meanings set forth below:

(1) "Landlord" and "tenant" shall be applicable to one or more persons as the case may be. The singular shall include the plural, and the neuter shall include the masculine and feminine; if there be more than one, the obligations thereof shall be joint and several, and the word "tenant" shall include tenant's assignees, subtenants, concessionaires, licensees, and other transferees as the context may require;

(2) "Person" shall mean individuals, trusts, partnerships, joint ventures, associations, corporations, and any other entities;

(3) "Law" shall mean all federal, state, county, and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders, and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are considered binding precedents in the Commonwealth of Kentucky, and decisions of federal courts applying the laws of Kentucky;

(4) "Mortgage" shall mean all mortgages, deeds of trust, ground leases, and other such encumbrances now, heretofore, or hereafter placed upon the property or building, or any part thereof, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon;

(5) "Holder" shall mean the holder of any mortgage at the time in question, and where such mortgage is a ground lease, such term shall refer to the ground lessor;

(6) "Holidays" shall mean New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day;

(7) "Default rate" shall mean 18% per annum, or the highest rate permitted by applicable law, whichever shall be less;

(8) "Property" shall mean the building, and any common or public areas or facilities, easements, corridors, lobbies, sidewalks, loading areas, driveways, landscaped areas, skywalks, parking garages and lots, and any and all other structures or facilities operated or maintained in connection with, or for the benefit of, the building, and all parcels or tracts of land on which all or any portion of the building or any of the other foregoing items are located, and any fixtures, machinery, equipment, apparatus, systems and equipment, furniture, and other personal property located thereon or therein and used in connection therewith, whether title is held by landlord or its affiliates;

(9) "Systems and equipment" shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning, and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life/safety systems or equipment, or any other mechanical, electrical, electronic, computer, or other systems or equipment for the property;

(10) "Taxes" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges, or other impositions of every kind and nature, whether general, special, ordinary, or extraordinary, including without limitation, real estate taxes, general and special assessments, sewer and water rents, rates, and charges, transit taxes, taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent (unless required to be paid by tenant under article III(F)), personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture, and other personal property used in connection with the property which landlord shall pay during any calendar year, any portion of which occurs during the term (without regard to any different fiscal year used by such government or municipal authority) because of or in connection with the ownership, leasing, and operation of the property. Notwithstanding the foregoing, there shall be excluded from taxes all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal, state, and local income taxes, and other taxes to the extent applicable to landlord's general or net income (as opposed to rents, receipts, or income attributable to operations at the property). If the method of taxation of real estate prevailing at the time of execution hereof shall be, or has been, altered so as to cause the whole or any part of the taxes now, hereafter, or heretofore levied, assessed, or imposed on real estate to be levied, assessed, or imposed on landlord, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the property shall be included within the term "taxes," except that the same shall not include any enhancement of said tax attributable to other income of landlord. Any expenses incurred by landlord in attempting to protest, reduce, or minimize taxes shall be included in taxes in the calendar year such expenses are paid. Tax refunds shall be deducted from taxes in the year they are received by landlord, but if such refund shall relate to taxes paid in a prior year of the term, and the lease shall have expired, landlord shall mail tenant's pro rata share of such net refund (after deducting expenses and attorney fees), up to the amount tenant paid towards taxes during such year, to tenant's last known address. If taxes for any period shall be increased after payment thereof by landlord, for any reason including, without limitation, error or reassessment by applicable governmental or municipal authorities, tenant shall pay landlord, upon demand, tenant's pro rata share of such increased taxes. Landlord shall pay all taxes in a timely manner so as to benefit from any discount which is available for early payment;

(11) "Operating expenses" shall mean all expenses, costs, and amounts (other than taxes) of every kind and nature which landlord shall pay during any calendar year, any portion of which occurs during the term, because of or in connection with the ownership, management, repair, replacement, restoration, and operation of the property, including, without limitation, any amounts paid for the following items:

(b) Permits, licenses, and certificates necessary to operate, manage, and lease the property;

(c) Insurance applicable to the property, not limited to the amount of coverage landlord is required to provide under this lease;

(d) Supplies, tools, equipment, and materials used in the operation, repair, and maintenance of the property;

(e) Accounting, legal, and professional services (including inspection and consultation);

(f) Any equipment rental agreements or management agreements (including the cost of any customary management fee and the fair rental value of any office space provided thereunder), provided such is reasonable and customary in the city of Lexington, Kentucky;

(g) Wages, salaries, and other compensation and benefits of all persons engaged in the operation, maintenance, or security of the property, and employer's social security taxes, unemployment taxes, or insurance, and any other taxes which may be levied on such wages, salaries, compensation, and benefits; and

(h) Repair, maintenance, and replacement of all systems and equipment and components thereof, janitorial service, alarm and security service, window cleaning, trash removal, cleaning of walks, parking facilities, and building walls, removal of ice and snow, replacement of wall and floor coverings, corridors, restrooms, and other common or public areas or facilities, maintenance, and replacement of shrubs, trees, grass, sod, and other landscaped items, irrigation systems, drainage facilities, fences, curbs, and walkways, repaving and restriping parking facilities, repairs to roofs and reroofing.

Notwithstanding the foregoing, operating expenses shall not, however, include the following items:

(a) Depreciation, interest, and amortization on mortgages, and other debt costs or ground lease payments, if any;

(b) Legal fees for rent collection and lease negotiation;

(c) Real estate brokers and leasing commissions;

(d) Improvements or alterations to tenant spaces;

(e) The cost of providing any service directly to and paid directly by any tenant;

(f) Any costs expressly excluded from operating expenses elsewhere in this lease;

(g) Costs of repairs or restoration to the extent landlord receives reimbursement from insurance proceeds or from a third party (such proceeds to be deducted from operating expenses in the year in which received); and

(h) Capital expenditures, except those (i) made primarily to reduce operating expenses; (ii) made primarily to comply with any laws or other governmental requirements; or (iii) made for items constituting replacements (as opposed to additions or new improvements) of items in the common areas of the property. All such excluded capital expenditures shall be amortized for purposes of this lease (even if landlord pays the entire cost when the work is performed) over their useful lives, not to exceed three years.

ARTICLE XXVII. Conveyance by Landlord and Liability

(A) Conveyance by landlord

In case landlord or any successor owner of the property or the building shall convey or otherwise dispose of any portion thereof in which the premises are located to another person (and nothing herein shall be construed to restrict or prevent such conveyance or disposition), such other person shall, thereupon, be and become landlord hereunder and shall be deemed to have fully assumed and be liable for all obligations of this lease to be performed by landlord which first arise after the date of conveyance. Tenant shall attorn to such other person and landlord or such successor owner shall, from and after the date of conveyance, be free of all liabilities and obligations hereunder not then incurred.

(B) Liability of landlord

The liability of landlord to tenant for any default by landlord under this lease or arising in connection herewith or with landlord's operation, management, leasing, repair, renovation, alteration, or any other matter relating to the property or the premises shall be limited to the interest of landlord in the property. Tenant agrees to look solely to landlord's interest in the property for the recovery of any judgment against landlord; landlord shall not be personally liable for any such judgment or deficiency after execution thereon. The limitations of liability contained in this article shall apply equally and inure to the benefit of landlord, and its respective, present, and future beneficiaries, officers, directors, trustees, shareholders, agents, and employees, and their respective heirs, successors, and assigns. The limitation on landlord's liability contained in this article shall be effective only if landlord's "equity interest" in the property is not less than 20% of the fair market value of the property. For purposes hereof, "equity interest" shall mean the fair market value of the property less the amount of any mortgage.

ARTICLE XXVIII. Miscellaneous

(A) Parties affected

Each of the covenants and obligations of this lease shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, guardians, custodians, successors, and assigns, subject to the provisions of article XXII respecting transfers of this lease or tenant's interest herein.

(B) Short form lease

At the request of either party, a memorandum of lease or short form lease will be executed and recorded.

(C) Governing law

This lease shall be construed in accordance with the laws of the Commonwealth of Kentucky.

(D) Quiet enjoyment

Landlord covenants that upon tenant's timely payment of the rent and performance of the terms, covenants, and conditions to be performed by it hereunder, tenant shall peaceably and quietly have, hold, and enjoy the premises during the term subject to the terms hereof.

ARTICLE XXIX. Offer

The submission of this lease to tenant shall not be deemed an offer to enter the same by landlord.

ARTICLE XXX. Notices

Except as expressly provided to the contrary in this lease, every notice or other communication to be given by either party to the other with respect hereto or to the premises or property shall be in writing and shall not be effective for any purpose unless the same shall be served personally, or by national air courier service, or United States certified or registered mail, return receipt requested, postage prepaid, addressed, if to tenant, at the premises, and if to landlord, at the address at which the last payment of rent was made or required to be made or such other address or addresses as tenant or landlord may from time to time designate by notice given as above provided. Every notice or other communication hereunder shall be deemed to have been given as of the third business day following the date of such mailing, or immediately if personally delivered. Notices not sent in accordance with the foregoing shall be of no force or effect until received by the parties at such addresses required herein.

ARTICLE XXXI. Real Estate Brokers

Each party represents to the other that it has not dealt with any broker in connection with this lease and agrees to indemnify and hold the other party harmless from all damages, judgments, liabilities, and expenses (including reasonable attorney fees) arising from any claims or demands of any broker or finder with whom it has dealt for any commission or fee alleged to be due such broker or finder in connection with its participation in the procurement or negotiation of this lease.

ARTICLE XXXII. Entire Agreement

This lease, together with all exhibits and rider (WHICH COLLECTIVELY ARE HEREBY INCORPORATED WHERE REFERRED TO HEREIN AND MADE A PART HEREOF AS THOUGH FULLY SET FORTH), contain all the terms and conditions between landlord and tenant relating to the matters set forth herein and no prior or contemporaneous agreement or understanding pertaining to the same shall be of any force or effect, except any such contemporaneous agreement specifically referring to and modifying this lease signed by both parties. This lease may not be modified except in writing signed by both parties.

ARTICLE XXXIII. Prior Agreements

All leases, amendments, side letters, licenses, and any other agreements or understandings of any kind existing prior to the date hereof, by and between tenant and either landlord or landlord's predecessor in interest, are hereby terminated.

IN TESTIMONY WHEREOF, witness the signatures of the parties hereto by their duly authorized representatives on the day and year first above written.

LANDLORD:

Harriet Dupree Bradley

/s/ Harriet Dupree Bradley

TENANT:

Southern Bella, Inc.
a Delaware corporation

/s/ Viola J. Heitz